Exhibit 10.1

LOAN AGREEMENT

LOAN AGREEMENT, dated as of December 12, 2023 between UG Construction, inc. DBA EMERALD CONSTRUCTION MANAGEMENT, INC. , a Colorado corporation, (referred to herein as the “Borrower”), and GEMINI FINANCE CORP., a California corporation (the “Lender”).

RECITALS

The Borrower has requested that the Lender extend credit to the Borrower consisting of a term loan or series of loans in an aggregate principal amount not to exceed $10,000,000. The proceeds of the term loans will be used by the Borrower for purchase order financing and other corporate operating expenses as approved by Lender.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CERTAIN TERMS

SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Agreement” means this Loan Agreement, including all amendments, modifications and supplements and any exhibit or schedule to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower” has the meaning specified therefor in the preamble hereto.

“Borrower’s Account” means an account designated by the Borrower to the Lender reasonably satisfactory to the Lender.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which commercial banks are open for business in Encinitas, California.

“Collateral” means the Collateral described in the Security Agreement.

“Default” means any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

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“Default Rate” means the rate per 7-calendar day period (or portion thereof) equal to 1%.

“Effective Date” has the meaning specified therefor in Section 3.01 hereof.

“Event of Default” means any of the events set forth in Section 6.01 hereof.

“Governmental Authority” means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indebtedness” means, with respect to any Person, at any time, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, and (f) all obligations, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or monetary obligation of any other Person in any manner, whether directly or indirectly.

“Income Tax Basis” means the income tax basis (modified cash basis) of accounting in effect from time to time in the United States, applied on a consistent basis for federal income tax purposes in accordance with the Internal Revenue Code of 1986, as amended.

“Lender” has the meaning specified therefor in the preamble hereto.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

“Loan” means the loan or series of loans made by the Lender to the Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement, the Security Agreement, the Promissory Note, and all other agreements, instruments or other documents executed and delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement.

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“Material Adverse Effect” means a material adverse effect on any of (a) the assets, properties or financial condition of the Borrower or (b) the legality, validity or enforceability of this Agreement or any of the other Loan Documents or (c) the aggregate rights and remedies of the Lender under this Agreement or any of the other Loan Documents.

“Maturity Date” means the earliest of (a) the maturity date(s) specified in the Promissory Notes, and (b) such earlier date on which the Loan is due and payable (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of this Agreement.

“Obligations” means (a) the obligation of the Borrower to pay, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by the Borrower in respect of any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy or insolvency of the Borrower), fees, indemnification payments, expense reimbursements or otherwise and (b) the obligation of the Borrower to perform or observe all of the Borrower’s other obligations from time to time existing under any Loan Document.

“Person” means an individual, corporation, partnership, limited liability company or partnership, association, joint-stock company, trust, unincorporated organization, joint venture or governmental authority or other regulatory body.

“Permitted Liens” means all liens, claims and encumbrances permitted under the Loan Documents, including all liens, claims and encumbrances listed on Exhibit B to the Security Agreement.

“Security Agreement” means the Security Agreement, dated as of the date hereof, made by the Borrower in favor of the Lender, substantially in the form of Exhibit A annexed hereto, as amended or otherwise modified from time to time.

SECTION 1.02. Terms Generally; Computation of Time Periods. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.

SECTION 1.03. Accounting and Other Terms. Unless otherwise expressly stated herein, all accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with the Income Tax Basis applied on a basis consistent with that used in preparing the financial statements referred to in Section 4.01(f) hereof. All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code in effect in the State of California on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

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ARTICLE II

THE LOAN

SECTION 2.01. Making the Loan. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees to make the Loan to the Borrower on the terms set forth herein and in the Promissory Note (“Promissory Note”) attached hereto as Exhibit B, which shall be issued by Borrower in connection with the Loan.

SECTION 2.02. Interest.

(a) Interest. Interest shall be applied on the outstanding principal amount of the Promissory Note and accrue daily at a monthly rate of one and seventy-five hundredths percent (1.75%). The Borrower shall pay to the Lender any and all accrued but unpaid interest hereunder on the Maturity Date.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, the Loan, and all fees, indemnities or any other Obligations of the Borrower under this Agreement and the other Loan Documents, shall (i) bear interest, from the date such Event of Default occurs until the date such Event of Default is cured or waived in writing in accordance herewith, equal at all times to the Default Rate, and (ii) be payable in arrears on the first day of each 7-day calendar period after the date such Event of Default occurs until the date such Event of Default is cured or waived in writing in accordance herewith.

(c) Post-Maturity Interest. Any principal of, and all accrued and unpaid interest on, the Loan, and all fees, indemnities or any other Obligations of the Borrower under this Agreement and the other Loan Documents that remains outstanding after the Maturity Date shall (i) bear interest from the Maturity Date until the date such outstanding amount is paid in full, equal at all times to the Default Rate, and (ii) be payable in arrears on the first day of each 30-day calendar period after the Maturity Date until the date such outstanding amount is paid in full.

SECTION 2.03. Repayment. The entire principal amount of the term loan shall be due and payable on the Maturity Date. Specifically, the Borrower shall repay to the Lender any unpaid principal of, and all accrued and unpaid interest on, the Loan, and all fees, indemnities or any other Obligations of the Borrower under this Agreement and the other Loan Documents on the Maturity Date.

SECTION 2.04. Mandatory Prepayment of Loan. The Borrower shall be required to make mandatory prepayments pursuant to the following terms:

Upon Borrower’s receipt of payment for any invoice previously submitted and approved for financing by Lender, Borrower shall immediately pay such amounts owed to Lender.

SECTION 2.05. Optional Prepayments. The Borrower may prepay the Loan or any accrued and unpaid interest thereon, in whole or in part, without premium or penalty, upon one (1) Business Day’s irrevocable notice to the Lender, specifying (a) the date of prepayment and (b) the principal or any accrued and unpaid interest amount to be prepaid, provided that any such prepayments shall be in an amount of not less than $25,000. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

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SECTION 2.06. Participation Fee. None.

SECTION 2.07. Payments and Computations. The Borrower will make each payment under the Loan Documents on the day when due, in lawful money of the United States of America and in immediately available funds, to the Lender at the Lender’s address referred to in Section 7.01 hereof. Payments shall be credited as of the end of the Business Day and interest shall accrue on the day that the payment is received. All payments shall be made by the Borrower without defense, set-off or counterclaim to the Lender. The Borrower hereby authorizes the Lender to, and the Lender may, charge from time to time against the Borrower’s Account any amount due under any Loan Document to which the Borrower is a party. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of interest under this Agreement and any other Loan Document and all fees shall be computed by the Lender on the basis of the actual number of days occurring in the period for which such interest is payable. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

ARTICLE III

CONDITIONS OF LENDING

SECTION 3.01. Conditions Precedent to Effectiveness. Subject to Lender’s right in its sole discretion to accept or reject any request by Borrower for advances under the Promissory Note, this Agreement and the Lender’s obligation to make the Loan to the Borrower hereunder shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Lender (the “Effective Date”):

(a) Payment of Fees, Etc. The Borrower shall have paid or caused to be paid the Participation Fee pursuant to Section 2.06 hereof and all other fees, costs, expenses and taxes payable on the Effective Date by the Borrower pursuant to Section 7.04 hereof.

(b) Representations and Warranties; No Default. The following statements shall be true and correct: (i) the representations and warranties of the Borrower contained in Section 4.01 hereof and in each other Loan Document and certificate or other writing delivered to the Lender on or before the Effective Date are true and correct on and as of the Effective Date; and (ii) on the Effective Date, no Default or Event of Default has occurred and is continuing under this Agreement.

(c) Legality. The obligations of the Lender under this Agreement shall not contravene any law, rule or regulation applicable to the Lender.

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(d) Delivery of Documents. The Lender shall have received on or before the Effective Date the agreements, instruments, approvals, opinions and other documents as the Lender may reasonably request.

(e) Proceedings; Receipt of Documents. All proceedings in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory to the Lender, and the Lender shall have received all such information and such counterpart originals or certified or other copies of such documents as the Lender may reasonably request.

(f) Material Adverse Effect. The Lender shall have determined that no Material Adverse Effect shall have occurred relating to the Borrower since December 31, 2022.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) Capacity. The Borrower has the legal capacity to execute, deliver and perform this Agreement and each other Loan Document to which the Borrower is a party.

(b) No Violation. The execution, delivery and performance by the Borrower of each Loan Document to which the Borrower is a party (i) do not and will not contravene any law or any contractual restriction binding on or otherwise affecting the Borrower, or any of the properties of the Borrower, and (ii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the properties of the Borrower, other than the security interests created by the Loan Documents.

(c) Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person, is required for the due execution, delivery and performance by the Borrower of any Loan Document to which the Borrower is or will be a party.

(d) Enforceability of Loan Documents. Each Loan Document to which the Borrower is a party constitutes, and each Loan Document to which the Borrower will be a party, when delivered hereunder, will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) Litigation. There is no pending or, to the knowledge of the Borrower, threatened action, suit or proceeding affecting the Borrower before any court or other Governmental Authority or any arbitrator, which (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of any transaction contemplated hereby.

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(f) Financial Condition. The financial statements (including the notes relating thereto) of the Borrower dated December 31, 2022, a copy of which has been previously delivered to the Lender, fairly presents the financial condition of the Borrower as at the date thereof. Since such date no event has occurred which is reasonably likely to have a Material Adverse Effect.

(g) Compliance with Law, Etc. The Borrower is not in violation of any law or any term of any material agreement or instrument binding on or otherwise affecting the Borrower or any of the properties of the Borrower, the violation of which could reasonably be expected to have a Material Adverse Effect.

(h) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by the Borrower have been filed, and all taxes and assessments imposed upon the Borrower or any property of the Borrower and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty or fine or stay the foreclosure of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

(i) Regulation T, U or X. No proceeds of the Loan will be used, directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or is inconsistent with, the provisions of any of the regulations of the Board, including Regulation T, U or X.

(j) Full Disclosure. No Loan Document or schedule or exhibit thereto, and no certificate, report, statement or other document or information furnished to the Lender by the Borrower in connection herewith or with the consummation of the transactions contemplated hereby, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in any material respect in light of the circumstances under which they were made. There is no fact known to the Borrower that materially adversely affects the financial condition of the Borrower or the value of the Collateral, or that otherwise is reasonably likely to have a Material Adverse Effect, that has not been disclosed to the Lender in writing prior to the Effective Date.

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants. So long as any principal of or interest on the Loan or any other Obligations (whether or not due) shall remain unpaid or the Lender shall have any commitment hereunder, the Borrower will, unless the Lender shall otherwise consent in writing:

(a) Reporting Requirements. Furnish to the Lender:

(i) promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrower, notice of each action, suit or proceeding at law, in equity, in arbitration or before any other Governmental Authority or other regulatory body or arbitrator that could reasonably be expected to have a Material Adverse Effect;

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(ii) promptly but in any event not more than 5 days after the occurrence thereof, notice of the occurrence of either any Default or Event of Default under this Agreement, which notice shall contain a brief description of the nature of such Default or Event of Default and any action with respect thereto taken or contemplated to be taken by the Borrower;

(iii) promptly but in any event not more than 5 days after the occurrence thereof, notice of the occurrence of either any default or event of default under any agreement, which notice shall contain a brief description of the nature of such default or event of default and any action with respect thereto taken or contemplated to be taken by the Borrower; and

(iv) promptly upon request, such other information concerning the financial condition of the Borrower or information concerning any of the Collateral, in each case, as the Lender from time to time may reasonably request.

(b) Compliance with Laws, Etc. Comply in all respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon the Borrower’s income or profits or upon any of the Borrower’s properties and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of the Borrower’s properties, except in each case to the extent contested in good faith by proper proceedings which stay the imposition of any penalty or fine or stay the foreclosure of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof, unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(c) Further Assurances. Do, execute, acknowledge and deliver, at the sole cost and expense of the Borrower, all such further acts and assurances as the Lender may reasonably require from time to time in order to better assure, convey, grant, assign, transfer and confirm unto the Lender the rights now or hereafter intended to be granted to the Lender under this Agreement, any Loan Document or any other instrument under which any Borrower may be or may hereafter become bound to effect the intention or facilitate the performance of the terms of this Agreement.

(d) Federal Regulations. If requested by the Lender at any time and from time to time, furnish to the Lender a statement, in conformity with the requirements of Federal Reserve Form U-1, to the effect that neither the making of the Loan under this Agreement, nor the use of proceeds thereof, nor any other transactions contemplated hereby or by the other Loan Documents will violate or be inconsistent with the provisions of Regulation T, U or X.

(e) Collateral. Take or cause to be taken all steps necessary or reasonably requested by the Lender to grant to the Lender a perfected, security interest in the Collateral and to enable the Lender to realize upon and transfer or otherwise dispose of the Collateral, in compliance with all applicable laws.

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SECTION 5.02. Negative Covenants. So long as any principal of or interest on the Loan or any other Obligations (whether or not due) shall remain unpaid or the Lender shall have any commitment hereunder, the Borrower will not, without the prior written consent of the Lender:

(a) Liens, Pledges, Etc. Create or suffer to exist any Lien or pledge (other than Liens and pledges in favor of the Lender and Permitted Liens), or other type of preferential arrangement upon or with respect to any of the Collateral.

(b) Indebtedness. Create, incur or suffer to exist any Indebtedness, other than:

(i) Indebtedness owing to the Lender;

(ii) Indebtedness of the Borrower existing on the date hereof, and any extension of maturity, refinancing or other modification of the terms of any such Indebtedness, provided, however, that such extension, refinancing or modification (A) does not accelerate the amortization or maturity of such Indebtedness and (B) after giving effect to the extension, refinancing or modification of such Indebtedness, the amount of such Indebtedness outstanding is not greater than the amount of such Indebtedness outstanding immediately prior to such extension, refinancing or modification;

(iii) Indebtedness permitted by paragraph (c) of this Section 5.02; and

(iv) unsecured Indebtedness in an aggregate principal amount not to exceed at any one time outstanding $100,000 without the Lender’s prior written consent.

(c) Guaranties, Etc. Assume, guarantee, indorse or otherwise become directly or contingently liable for Indebtedness of any other Person, other than:

(i) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

(ii) guaranties existing on the date hereof; and

(iii) guaranties in favor of the Lender.

(d) Federal Reserve Regulations. Permit the Loan or the proceeds of the Loan to be used for any purpose that violates or is inconsistent with the provisions of Regulation T, U or X of the Board.

(e) Changes to Agreements. Agree or consent to any amendment, modification, supplement or waiver of any provision of any agreement if such amendment, modification, supplement or waiver could reasonably be expected to have a Material Adverse Effect. Enter into any agreement that in any way restricts or imposes conditions or fees on the sale, assignment, pledge or other disposition of the Collateral.

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ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following Events of Default shall occur and be continuing:

(a) the Borrower shall fail to pay (i) any principal of the Loan when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) any interest on the Loan, any fee or any other amount payable hereunder or any other Indebtedness of the Borrower to the Lender within three (3) Business Days after the date such interest, fee, other amount or other Indebtedness is due; or

(b) any representation or warranty made by the Borrower in any Loan Document or in any report, certificate or other document delivered to the Lender pursuant to any Loan Document shall have been incorrect in any material respect when made; or

(c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.02 of this Agreement or any term, covenant or agreement contained in the Security Agreement; or

(d) the Borrower shall fail to perform or observe any term, covenant or agreement contained in any Loan Document to be performed or observed by the Borrower and, except as set forth in subsections (a), (b) and (c) of this Section 6.01, such failure, if capable of being remedied, shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Lender; or

(e) the Borrower shall fail to pay any Indebtedness (excluding Indebtedness evidenced by this Agreement) the principal amount of which equals or exceeds $25,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(f) the Borrower shall be generally not paying its debts as they become due, or shall admit in writing its inability to pay such debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, seeking to adjudicate the Borrower bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Borrower or the debts of the Borrower under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or for any substantial part of the property of the Borrower, and, in the case of any such proceeding instituted against the Borrower, the petition commencing such proceeding is not dismissed within 60 calendar days of the date of the filing thereof; or the Borrower shall take any action to authorize or effect any of the actions set forth above in this subsection (f); or

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(g) any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, or a proceeding shall be commenced by the Borrower or any Governmental Authority or other regulatory body having jurisdiction over the Borrower, seeking to establish the invalidity or unenforceability thereof, or the Borrower shall deny that such Person has any liability or obligation purported to be created under any Loan Document to which such Person is a party; or

(h) one or more judgments or orders for the payment of money exceeding any applicable insurance coverage by more than $25,000 in the aggregate, shall be rendered against the Borrower, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Notices, Etc. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied, emailed or delivered to the Borrower and the Lender at the addresses set forth below, or at such other addresses as shall be designated by the Borrower or the Lender in a written notice to the other party complying as to delivery with the terms of this Section 7.01.

Borrower	Lender
UG Construction, Inc. dba Emerald Construction Management, Inc. 1751 Panorama Point, Unit G Lafayette, CO 80026 Attn: Richard Akright Telephone: e-mail:	Gemini Finance Corp. 1075 Valleyside Lane Encinitas, CA 92024 Attn: Steven Winters Telephone: e-mail:

All such notices and other communications shall be effective (a) if mailed, three (3) days after the mailing date, (b) if telecopied or emailed, upon receipt or (c) if delivered, upon delivery.

SECTION 7.02. Amendments, Etc. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Borrower and the Lender, and no waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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SECTION 7.03. No Waiver; Remedies, Etc. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights and remedies of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of its rights and remedies under any other Loan Document against such party or against any other Person.

SECTION 7.04. Fees, Costs, Expenses and Taxes. The Borrower shall pay or cause to be paid on demand (a) legal fees, costs and expenses in connection with (i) the execution and delivery of this Agreement and any other Loan Document up to $5,000 and (ii) the amendment, waiver and administration of this Agreement and any other Loan Document and the other documents to be delivered pursuant to the Loan Documents, including, without limitation, the reasonable fees, expenses and other client charges, (b) all reasonable costs and expenses, if any (including, without limitation, reasonable counsel fees, expenses and other client charges), in connection with the enforcement of (or any “work-out” or restructure with respect to) the Loan Documents and the other documents to be delivered pursuant to the Loan Documents, and (c) the amount of $25 for each wire transfer sent by Lender to fund the Loan and each wire transfer received by Lender as a payment on the Loan. In addition, the Borrower will pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered pursuant to the Loan Documents, and will save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

SECTION 7.05. Indemnification. The Borrower hereby agrees to indemnify, defend and hold the Lender harmless from and against any and all claims, charges, actions, suits, proceedings, lawsuits, obligations, liabilities, fines, penalties, costs and expenses (including, without limitation, reasonable attorney’s fees, expenses and other client charges) which the Lender shall incur or which shall be claimed against the Lender by any Person in any way relating to or arising out of (a) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (b) the use of the proceeds of the Loan including any and all reasonable expenses set forth in Section 7.04 hereof which arise as a result of any claims, charges, actions, suits, proceedings or lawsuits described in this Section 7.05. The Borrower shall not have any obligation to the Lender under this Section 7.05 with respect to any claims, charges, suits, proceedings, lawsuits, obligations, liabilities, fines, penalties, costs and expenses that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of the Lender as finally determined by a court of competent jurisdiction. The obligations and provisions of this paragraph shall continue and remain in full force and effect after the Obligations of the Borrower under this Agreement and the other Loan Documents have been paid and discharged in full and this Agreement and such other Loan Documents are otherwise terminated.

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SECTION 7.06. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default the Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 7.06 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

SECTION 7.07. Severability. Any provision of this Agreement, or of any other Loan Document to which the Borrower is a party, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.08. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, and in the case of the Borrower, the heirs, executors and legal representatives of the Borrower, except that the Borrower may not assign the rights of the Borrower hereunder or any interest herein without the prior written consent of the Lender and any such assignment without the Lender’s prior written consent shall be null and void. The Lender may assign or grant a participation with respect to all or a portion of its rights and obligations under this Agreement without the consent of the Borrower or any other Person, and the Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board.

SECTION 7.09. Counterparts and Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement, or any amendment or modification thereto, by telefacsimile or electronic mail (but not by text message) shall be equally as effective as delivery of an original executed counterpart of this Agreement.

SECTION 7.10. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 7.11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

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SECTION 7.12. Consent to Jurisdiction, Etc. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF CALIFORNIA, IN EACH CASE SITTING IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF THE PROPERTY OF THE BORROWER, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS OF THE BORROWER FOR NOTICES CONTAINED IN SECTION 7.01 HERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO THE BORROWER OR THE PROPERTY OF THE BORROWER, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF THE OBLIGATIONS OF THE BORROWER UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 7.13. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loan, regardless of any investigation made by the Lender or on its behalf, and shall continue in full force and effect so long as the principal of or any accrued interest on the Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the commitment has not been terminated. The provisions of Section 7.05 hereof shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of the Loan, the expiration of the commitment, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lender.

SECTION 7.14. Period of Limitations. No legal action, lawsuit or proceeding may be brought against Lender under this Loan Agreement or related documents after the expiration of one year from the date of accrual of such cause of action, and any claim or cause of action against Lender under this Loan Agreement shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such one-year period.

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SECTION 7.15 No Third Party Beneficiaries. No Person, other than the parties (and, in the case of the Lender, its successors and assigns hereunder) to this Agreement, has been given or shall be deemed to have been given any rights as a third party beneficiary hereunder or under any of the other Loan Documents or other instruments and documents executed in connection herewith and therewith.

SECTION 7.16. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter thereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 7.17. Acknowledgments. The Borrower hereby acknowledges that:

(a) the Borrower has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; and

(b) no joint venture exists between the Lender and the Borrower.

SECTION 7.18. Waiver of Trial by Jury.

(a) Jury Waiver. BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE LOAN, THE LOAN DOCUMENTS OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

(b)  Judicial Reference. The parties each prefer that any dispute between them be resolved in litigation subject to the jury trial waiver set forth herein, but the California Supreme Court has held that such pre-dispute jury trial waivers are unenforceable. This section will be applicable until: (i) the California Supreme Court holds that a pre-dispute jury trial waiver provision similar to that contained herein is valid or enforceable; or (ii) the California legislature passes legislation and the governor of the State of California signs into law a statute authorizing pre-dispute jury trial waivers and as a result such waivers become enforceable.

Accordingly, the parties each knowingly and voluntarily agree that any civil action or proceeding involving a dispute arising out of or relating to this Agreement, shall be tried solely through a judicial reference as provided in sections 638 through 645.2 of the California Code of Civil Procedure (“CCP”) and as described herein (the “Judicial Reference”). The Parties each further realize that by agreeing to Judicial Reference as provided in CCP sections 638 through 645.2, the Parties each will have waived their rights to trial by jury.

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The parties each further agree that the referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree, the referee shall be selected by the trial court. The parties each further agree that the filing of any law and motion hearings or the initiation of any hearings to obtain any form of a pre-judgment remedy shall not operate as a waiver of the parties’ right to trial solely through a Judicial Reference.

A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties each agree that irreparable harm would result if ex parte relief is not granted. The referee shall be appointed to sit with all the powers provided by law. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision pursuant to CCP section 644 and the referee’s decision shall be entered by the court as a judgment or an order in the same manner as if the action had been tried by the court. The final judgment or order entered by the referee shall be fully appealable as provided by law. The parties each reserve the right to receive findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial, which new trial, if granted, is also to be a reference proceeding under this provision.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWER:		LENDER:

UG CONSTRUCTION, INC. dba EMERALD CONSTRUCTION MANAGEMENT, , a Colorado corporation		GEMINI FINANCE CORP., a California corporation

By:		By:
Name:	Richard Akright	Name:	Steven Winters
Title:	Chief Executive Officer	Title:	President and CEO

EXHIBITS

Exhibit A – Security Agreement
Exhibit B – Secured Promissory Note - Revolving

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